UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

January 10, 2018

Date of report (date of earliest event reported)

BORQS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001- 37593	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Tower A, Building B23, Universal Business Park No. 10 Jiuxianqiao Road Chaoyang District, Beijing, 100015 China
(Address of Principal Executive Offices)

(86) 10-5975-6336

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Registrant Borqs Technologies, Inc. (the “Company”) is party to a Merger Agreement (the “Merger Agreement”), dated as of December 27, 2016, and amended May 10, 2017 and June 29, 2017, by and among the Company, PAAC Merger Subsidiary Limited, an exempted company incorporated under the laws of the Cayman Islands with limited liability and a wholly-owned subsidiary of the Company, Borqs International Holding Corp, an exempted company incorporated under the laws of the Cayman Islands with limited liability (“Borqs International”), Zhengqi International Holding Limited, solely in its capacity thereunder as the Purchaser Representative, the representative Zhengdong Zou for each of Borqs International’s shareholders immediately prior to the closing, and for certain limited purposes thereof, Zhengqi International Holding Limited (“Zhengqi). Capitalized terms not otherwise defined in this report have the meanings assigned to them in the Merger Agreement.

In connection with the Merger Agreement, the Company previously entered into that certain Backstop and Subscription Agreement dated as of May 11, 2017, by and among the Company and Zhengqi, as amended by the Partial Assignment and Amendment of Backstop and Subscription Agreement dated as of August 16, 2017, by and among the Company, Zhengqi, EarlyBirdCapital, Inc. and Borqs International (as amended, the “Backstop Agreement”).

On January 10, 2018, the Company entered into a stock repurchase agreement (“Stock Repurchase Agreement”) with Zhengqi, Borqs International, Zhengqi as Issuer Representative under the Merger Agreement, and Zhengdong Zou as Seller Representative under the Merger Agreement. Pursuant to the Stock Repurchase Agreement, for an aggregate purchase price of $10,047,814.40, the Company repurchased 966,136 ordinary shares (“Repurchased Shares”) originally issued and sold to Zhengqi under the Backstop Agreement. As additional consideration for the Repurchased Shares, the Stock Repurchase Agreement provides that Zhengqi forfeited all of its rights to 1,278,776 Guarantee Escrow Shares (as defined in the Merger Agreement), which will instead be treated as Merger Consideration Shares under the Merger Agreement. The Stock Repurchase Agreement provides that the forfeited Guarantee Escrow Shares will be treated in the following manner:

(a)       51,151 ordinary shares (4% of the total) will be treated as Additional Indemnity Escrow Shares and deposited in the Indemnity Escrow Account; and

(b)       1,227,625 ordinary shares will be distributed to the former Borqs International Shareholders based on their respective Pro Rata Share.

Pursuant to the Stock Repurchase Agreement, the Company and Zhengqi also agreed to use their best efforts to amend the Company’s memorandum and articles of association to provide that until August 18, 2018, if any Company Directors are absent from a meeting of the Issuer’s board of directors, then an equal number of Purchaser Directors shall also be absent or otherwise not participate in or influence the voting of the Company’s board of directors in such meeting (with the determination of which Purchaser Directors are first required to not participate in such meeting being based on those Purchaser Directors with the shortest terms remaining based on their class).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Stock Repurchase Agreement, dated January 10, 2018, by and among with Borqs Technologies, Inc., Zhengqi International Holding Limited, Borqs International Holding Corp, Zhengqi International Holding Limited, solely in its capacity as the Issuer Representative, and Zhengdong Zou, solely in its capacity as the Seller Representative

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORQS TECHNOLOGIES, INC.

/s/ Anthony K. Chan
Anthony K. Chan
Chief Financial Officer

Date: January 12, 2018

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